ADDENDUM TO DEDICATED ACCESS
                                SERVICE AGREEMENT

                   ------------------------------------------

         THIS ADDENDUM TO DEDICATED ACCESS SERVICE AGREEMENT ("Addendum"), dated for reference purposes as of July 13, 1999, is made and entered into by LANDMARK COMMUNICATIONS, INC., a Delaware corporation ("LMCI") and CALIFORNIA STATE AUTOMOBILE ASSOCIATION, INTER-INSURANCE BUREAU, a California reciprocal insurer ("Customer").

                                    RECITALS
                                    --------

         A. LMCI owns all of the issued and outstanding capital stock of MOBILENETICS CORPORATION, a Delaware corporation ("MobileNetics").

         B. Concurrently herewith, MobileNetics and Customer are entering into a Dedicated Access Service Agreement, a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which MobileNetics provides the services described therein ("MobileNet Services") as set forth in Schedule I attached hereto ("Description to Services"). The terms on which the MobileNet Services are provided to Customer are set forth in Schedule II attached hereto ("Terms of Service").

         C. LMCI and MobileNetics are about to be merged, with MobileNetics disappearing and LMCI surviving the merger.

         D. The parties have agreed to modify certain provisions of the Agreement to reflect the terms of their understanding, as set forth herein.

                               TERMS OF AGREEMENT
                               ------------------

         IN CONSIDERATION of the foregoing premises, the mutual promises set forth herein, and the benefits to each of them, the parties hereby agree as follows:

         1. AMENDMENTS AND MODIFICATIONS. The following provisions of the Agreement are hereby modified and amended as set forth herein.

                  (a) RENEWAL. The Agreement shall not renew automatically. Customer may renew the Agreement for additional 12-month terms by notifying MobileNetics in writing of its intention to do so not less than 30 days prior to expiration of the Initial Term or any renewal period.

                  (b) CANCELLATION. The following sentence is added immediately following the first sentence: "Notwithstanding the foregoing, either party may terminate this Agreement if the other party materially breaches the Agreement and fails to remedy such breach within 10 days after written notice of such breach."

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

                  (c) PAYMENT. Payment of monthly fees shall be due upon receipt by Customer of the invoice and shall be delinquent if not paid within 30 days. Any fees not received within 30 days after Customer's receipt of the invoice are subject to a late charge of 1 1/2% per month.

                  (d) TAXES. Customer shall not be responsible for payment of any federal or state income taxes payable by MobileNetics.

                  (e) INTERRUPTION OF SERVICE. MobileNetics shall provide Customer with reasonable advance notice of any proposed interruption of service except in cases of emergency, when no prior notice shall be required.

                  (f) ASSIGNMENT. The language in the Agreement is deleted in its entirety and replaced with the following: "Neither party shall, without prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, assign, transfer, or in any other manner dispose of, any of its rights, privileges, or obligations under this Agreement. Notwithstanding the foregoing, Customer's consent will not be required in the event of a merger of MobileNetics with LMCI and Customer's obligations will not be affected thereby."

                  (g) LETTER OF AGENCY (LOA). The language in the Agreement is deleted in its entirety and replaced with the following: "Customer hereby authorized MobileNetics to act on its behalf with such Local Exchange Carrier (LEC) or carriers and others as may be specified by Customer for the provisioning of local access required as part of the MobileNetics Services in accordance with a Letter of Agency (LOA) substantially in the form attached as Exhibit B hereto. All LEC charges shall be billed to MobileNetics and will be passed through to Customer as a line item on monthly invoices for MobileNetics Services. The LOA shall remain in effect until cancellation by Customer in writing.

                  (h) NO WARRANTY. At the beginning of the first sentence, before "MobileNetics," insert "Except as expressly provided in the Dedicated Access Service Level Agreement attached as Exhibit C hereto and except as expressly set forth in the Year 2000 Statement and Warranty attached as Exhibit D hereto ..."

                  (i) INDEMNITY. The language in the Agreement is deleted in its entirety and replaced with the following: "Customer agrees to defend, indemnify and hold MobileNetics and its affiliates harmless from any and all liabilities, costs and expenses, including reasonable attorneys' fees, settlement payments and any damages awarded related to or arising from: (1) any violation of this Agreement by Customer of its affiliates; (2) Customer's use of MobileNetics Services or Customer's placement or transmission of any message, information, software or other materials on any other network connected to MobileNetics; (3) negligent or willful acts or omissions of Customer in connection with the construction, installation, maintenance, presence, use or removal of systems, channels, equipment or software not provided by MobileNetics which are connected or are to be connected to MobileNetics Services; and (4) claims for infringements arising from Customer's use of equipment and software, apparatus and systems not provided by MobileNetics. MobileNetics agrees to defend, indemnify and hold Customer and its affiliates harmless from any and all liabilities, costs and expenses, including reasonable attorneys' fees, settlement payments and any damages awarded related to or arising from: (1) any violation of any license, parent or intellectual property rights of any third party as a result of Customer's use of the equipment or services provided by MobileNetics hereunder; (2) the failure of the equipment or services proved by MobileNetics hereunder; (3) any violation of this Agreement by MobileNetics or its affiliates; and (4) negligent or willful acts or omissions of MobileNetics in connection with the provision of services and equipment hereunder."

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         2. PERFORMANCE BY LMCI. Immediately upon consummation of the merger between LMCI and MobileNetics, LMCI shall assume all of the duties and obligations and acquire all of the rights and interests of MobileNetics under the Agreement and all references to "MobileNetics" in the Agreement shall thereupon and thereafter be changed to "LMCI."

         3. EFFECT OF AGREEMENT. Except as expressly modified by this Addendum, the terms and provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Addendum to Dedicated Access Service Agreement as of the date first written above.

                                        LANDMARK COMMUNICATIONS, INC.


                                        By:
                                            ------------------------------------

                                        MOBILENETICS CORPORATION


                                        By:
                                          --------------------------------------

                                        CALIFORNIA STATE AUTOMOBILE ASSOCIATION,
                                        INTER-INSURANCE BUREAU


                                        By:
                                           -------------------------------------


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                                   SCHEDULE 1
                                   ----------

                             DESCRIPTION OF SERVICES
                             -----------------------


2 Each: Wide Area Private Line DS-3 Connections from the CSAA Napa Data Center to the Level 3 Communications Gateway in San Francisco, California

2 Each: Wide Area Private Line DS-3 Connections from the CSAA Walnut Creek Data Center to the Level 3 Communications Gateway in San Francisco, California

Approximately 390 Each: Dedicated ISDN Dialup Ports

Approximately 25 Each: Dedicated V.90 Dialup Ports

Approximately 75 Each: Dedicated IDSL Connections with Router

Approximately 130 Each: Dedicated SDSL Connections with Router

2 Each: Cisco 7206 Routers

Network Integration of the Above

24x7 Service and Technical Support for the Above


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


                                   SCHEDULE II
                                   -----------

                                TERMS OF SERVICE
                                ----------------


         Attached Invoices No. 6201 and No. 6283 set forth the terms upon which MobileNet Services are to be provided under the Agreement.

                            MOBILENETICS CORPORATION
                            ------------------------
                       DEDICATED ACCESS SERVICE AGREEMENT
                       ----------------------------------


Service Date: The Service Date shall be the date any MobileNetics Services ordered under this Agreement are first available for use by the Customer.

Initial Term. The Initial Term shall be for 12 months for the Agreement, beginning on the Service Date.

Renewal. The Agreement shall renew automatically for additional 12-month terms unless notification of non-renewal is provided by either party not less than 30 days prior to the expiration of the Initial Term or renewal period.

Price Changes. MobileNetics reserves the right to change its prices at any time by giving 30 days prior notice to customer. Customer may elect not to accept any increase in price, at which time MobileNetics may decide at its sole discretion, to cancel this Agreement and terminate service.

Cancellation. The Agreement is cancelable by payment of all fees due for the remainder of the Initial Term, or if the Agreement has been renewed, for the renewal period.

Payment. Initial Fees are payable in advance of order, Monthly Fees will be billed monthly in advance beginning one month from the Service Date. Payment of Monthly Fees are due upon receipt of invoice, and are delinquent if not received within 15 days. Any Fees not received 30 days from the date of invoice are subject to a late charge of 1 1/2% per month.

Taxes. Customer agrees to pay any sales, use, gross, receipts, excise, access, bypass or other local, state and Federal taxes or charges, imposed on or based upon the provision, sale or use of the MobileNetics Services.

Interruption of Services. Services may be interrupted if any fees remain unpaid 30 days from date of invoice, or if Customer engages in any conduct or activities which MobileNetics in its sole discretion believes violates any of the terms of this Agreement. An interruption of service does not relieve Customer of its obligation to continue to pay monthly fees.

Assignment. Customer shall not, without prior written consent of MobileNetics, which shall not be unreasonably withheld, assign, transfer or in any other manner dispose of, any of its rights, privileges, or obligations under this Agreement.

Customer Equipment and Facilities. Customer shall at its own discretion undertake all necessary preparations to comply with MobileNetics' Installation instructions. If Customer is not ready to accept MobileNetics Services 30 days after the Planned Services Date, MobileNetics may begin billing Monthly Fees using the Planned Service Date as the Service Date. Customer is responsible for the use, compatibility and maintenance of all Customer owned equipment.

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

Letter of Agency (LOA). Customer hereby authorizes MobileNetics to act on its behalf with the Local Exchange Carriers and others for the provisioning of local access required as part of the MobileNetics Services. This LOA shall remain in effect until cancellation by Customer in writing.

Acceptable Use. MobileNetics Services may only be used for lawful purposes. Transmission of any material in violation of any Federal, state or local regulation is prohibited. This includes without limitation material protected by trade secret, copyrighted material, and material legally judged to be threatening or obscene. Any access to and use of other networks connected to MobileNetics, including the Internet, must comply with the rules and behavior guidelines of that network. The sale of internet access by Customer using the connection provided under this agreement to another entity which sells IP transit to others is expressly prohibited.

No Warranty. MobileNetics Services are provided on an "as is" and "as available" basis without warranties of any kind, either express or implied, including, but not limited to, warranties or title, non-infringement, or implied warranties of merchantability or fitness for a particular purpose. No advice or information given by MobileNetics or its affiliates shall create a warranty. Neither MobileNetics nor its affiliates warrants that the service will be interrupted or error free or that any information, software or other material accessible on the service is free or harmful components. Under no circumstances shall MobileNetics or its affiliates be liable for any direct, indirect, incidental, special, punitive or consequential damages that result in any way from the use of or inability to use MobileNetics Services, or customer's reliance on or use of information, services or merchandise provided on or via MobileNetics Services, or that result from mistakes, omissions, interruptions, deletion of files, errors, defects in operation, or transmission, or failure of performance.

Indemnify. Customer agrees to defend, indemnify and hold MobileNetics and its affiliates harmless from any and all liabilities, costs and expenses, including reasonable attorneys' fees, settlement payments and any damages awarded related to or arising from: (1) any violation of this Agreement by Customer or its affiliates; (2) the use of MobileNetics Services or the placement of transmission of any message, information, software or other materials on any other network connected to MobileNetics; (3) negligent acts or omissions of Customer or its representatives in connection with the construction, installation, maintenance, presence, use or removal of systems, channels, equipment or software not provided by MobileNetics which are connected or are to be connected to MobileNetics Services; and (4) claims for infringement arising from the use of equipment and software, apparatus and systems not provided by MobileNetics.

Disputes. This agreement shall be construed in accordance with the laws of the State of California. For purposes of Venue and Jurisdiction, this Agreement shall be deemed made and to be performed in the City of Los Angeles, CA.

Entire Agreement. This Agreement supersedes all prior representations, agreements and understandings whether oral or implied, and may only be modified in writing.

Agreed to as of this Effective Date: ___________________________________________

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

I have read and understand the above Service Agreement and I authorize these services to be ordered.

Authorized Signature: __________________________________________________________

Print Name/Title:_______________________________________________________________

Company Name:___________________________________________________________________

Social Security or Tax ID#:_____________________________________________________

Address:________________________________________________________________________

City:_________________________________________  State, Zip:_____________________

Phone Number:_________________________________  Fax Number:_____________________

E-mail:_________________________________________________________________________

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                    DEDICATED ACCESS SERVICE LEVEL AGREEMENT
                    ----------------------------------------

MobileNetics Corporation offers you high-speed connectivity to the global internet for corporate office locations and dial-up access for remote and traveling employees. With one Toll-Free phone number you also get prompt service across the U.S. and internationally, including billing, technical, and other inquiries.

Additionally, MobileNetics Corporation offers an unprecedented concept in customer service-one-call resolution for any customer issue. With one nationwide, free phone number, you will have instant answers to any billing, technical or other inquiry. MobileNetics Corporation customer care is staffed around the clock and offers a mean time of two hours to repair your service.

Customer Service Guarantee
--------------------------

Time to respond with corrective action update - within 30 minutes Time to repair
- within 2 hours

Dedicated Connectivity Service Guarantee
----------------------------------------

On the network, MobileNetics Corporation guarantees 100% availability of your internet port and MobileNetics Corporation provided access circuit at 100% service liability.

Dedicated / VPN Connectivity Service Level Guarantee
----------------------------------------------------

MobileNetics Corporation shall provide the customer with a Service Level Guarantee for Internet Connectivity equal to 100% Service Availability. "Availability" refers to Customer's access point to the MobileNetics Corporation internet network, including MobileNetics Corporation provided local-access circuit and Customer's access port. "Unavailability Events" shall mean any outage of the local access circuit and the Customer's port which is longer than 15 consecutive minutes, other than outages caused by regularly scheduled or emergency maintenance events, or Customer caused outages or disruptions. Customer may report Unavailability Events to MobileNetics Corporation customer service within 48 hours of the Unavailability Event. If the Unavailability Event is confirmed by MobileNetics Corporation, Customer will receive a pro-rated service credit equal to the monthly recurring charges for the affected Service for the duration of the outage.

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